EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is entered into by and between Advanced Machine Vision Corporation, a California corporation (the "Company"), and William J. Young (the "Executive"), as of January 1, 1998.

     I. RECITAL.

     WHEREAS, the Company desires to employ the Executive as President and Chief Executive Officer.

     NOW, THEREFORE, the Company and the Executive desire to set forth in this Agreement the terms and conditions of the Executive's employment with the Company.

     II. EMPLOYMENT.

     The Company hereby employs the Executive and the Executive hereby accepts such employment, upon the terms and conditions hereinafter set forth, from January 1, 1998 to and including December 31, 1999. This Agreement shall be automatically renewed for one additional year for each year subsequent to 1999 unless the Executive or the Company gives notice to the other, in writing, at least 30 days prior to the expiration of 1998 or, thereafter, 13 months prior to the expiration of the Agreement, of its or his desire to terminate this Agreement or modify its terms. The Company agrees that the Executive will be located, and will render such services, in the Medford, Oregon area.

     III. DUTIES.

     A. The Executive shall serve during the course of his employment as President and Chief Executive Officer of the Company and shall have such other similar duties and responsibilities as the Board of Directors of the Company shall determine from time to time.

     B. The Executive agrees to devote substantially all of his time, energy and ability to the business of the Company and shall not be involved in the operations or management of any other competitive business. Nothing herein shall prevent the Executive, upon written approval of the Board of Directors of the Company, from serving as a director or trustee of other corporations or businesses which are not in competition with the business of the Company or in competition with any present or future affiliate of the Company.

     C. For the term of this Agreement, the Executive shall report to the Board of Directors of the Company.

     IV. COMPENSATION.

     A. Base Salary. The Company shall pay the Executive a Base Salary at a rate to be determined by the Compensation Committee of the Board of Directors but which rate shall not be less than the greater of

          (i) $227,500 per year, or

          (ii) if such rate is increased from time to time by the Compensation Committee, such increased rate of Base Salary.

     Such Base Salary shall be earned monthly and shall be payable in periodic installments no less frequently than monthly in accordance with the Company's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deductions.

     B. Annual Bonus, Incentive, Savings and Retirement Plans. The Executive shall be entitled to participate in all annual bonus, incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company as well as discretionary plans approved by the Compensation Committee.

     C. Welfare Benefit Plans. The Executive shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to other peer executives of the Company as well as discretionary plans approved by the Compensation Committee.

     D. Employment Expenses. The Executive shall be entitled to receive prompt reimbursement for all reasonable Employment Expenses incurred by him in accordance with the policies, practices and procedures as in effect generally with respect to other peer executives of the Company.

     E. Fringe Benefits. The Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies as in effect generally with respect to other peer executives of the Company.

     F. Accrued Vacation. The Executive shall be entitled to paid vacation of five weeks per year.

     G. Automobile. At the Executive's option, the Company shall provide the Executive with the use of a Company owned or leased automobile or the Executive shall be entitled to a $600.00 per month automobile allowance.

     V. TERMINATION.

     A. Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death. If the Company determines in good faith that disability of the Executive has occurred (pursuant to the definition of Disability set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the day of receipt of such notice by the Executive. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from his duties with the Company on the basis provided in this agreement for a period of 3 months as a result of Incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or his legal representative. "Incapacity" as used herein shall be limited only to such Disability which substantially prevents Company from availing itself of the services of the Executive.

     B. Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean that the Company, acting in good faith based upon the information then known to the Company, determines that the Executive has:

               (i) committed an act of fraud upon, or an act evidencing material dishonesty toward the Company; or

               (ii) been convicted of a felony, which conviction through lapse of time or otherwise is not subject to appeal; or

               (iii) willfully refused to perform material required duties and responsibilities or performed them with gross negligence or willful misconduct and failed to cure such misconduct given the opportunity within thirty days written notice by the Company to remedy such acts.

     C. Obligations of the Company upon Termination Based upon Death or Disability or Cause.

          (i) Death or Disability. If the Executive's employment is terminated by reason of the Executive's Death or Disability, this Agreement shall terminate without further obligations to the Executive or his legal representatives under this Agreement, other than for payments made by the Company to the Executive equal to the sum of:

               (a) the Executive's annual Base Salary through the date of termination to the extent not theretofore paid,

               (b) reasonable Employment Expenses, as provided herein, through the date of termination to the extent not theretofore paid, and

               (c) any Accrued Vacation pay to the extent not theretofore paid.

     The sum of the amounts described in clauses (a), (b) and (c) shall be hereinafter referred to as the "Accrued Obligations" which shall be paid to the Executive or his estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the date of termination and in addition, the Company shall pay to the Executive or his estate or beneficiary, as applicable, any amounts due pursuant to the terms of any applicable welfare or pension benefit plans.

          (ii) Cause. If the Executive's employment is terminated by the Company for Cause, this Agreement shall terminate without further obligations to the Executive other than for the timely payment of Accrued Obligations and any amounts due pursuant to the terms of any applicable welfare or pension benefit plans.

     D. Obligations of the Company upon Termination without Cause. If the Executive's employment is terminated by the Company other than for Cause as described in Section V. B. above, the Company shall pay Executive the Accrued Obligations and, in addition, shall pay the Executive an amount equal to 2.99 times the then current annual Base Salary in 24 equal monthly installments unless such termination follows a "change of control" (as described in this Section V. D. below), in which case the Company will immediately pay the Executive such amount in a single cash lump sum payment. Termination without cause shall also be deemed to occur upon "Constructive Termination" as described below. Termination pursuant to Section V. A. (Death or Disability) shall not constitute termination without cause under this Section V. D. In addition, the Company shall continue to pay the Executive's health and medical benefits for a period of two years following the termination, at which time the Executive will be entitled to pursue, at the Executive's cost, applicable COBRA benefits. In addition, the Company shall pay to the Executive or his estate or beneficiary, as applicable, Accrued Obligations and any amounts due pursuant to any applicable welfare or pension benefit plans. Moreover, all of the Executive's employee stock options shall become fully vested.

     Change in Control. For purposes of this Agreement, a change of control shall mean:

          (i) any transfer or series of transfers of capital stock of the Company, other than as a result of a sale of capital stock of the Company pursuant to a public offering registered under the Securities Act of 1933, as amended, as a result of which the holders of capital stock of the Company prior to such transfer or transfers become, collectively, the legal or beneficial holders of less than fifty percent (50%) of the capital stock of the Company;

          (ii) the consummation of any merger or consolidation of the Company with another corporation; provided, however, that no Change in Control shall be deemed to have occurred if, immediately following such merger or consolidation, legal or beneficial holders of capital stock of the Company prior to such merger or consolidation shall own or control, directly or indirectly, through one or more intermediaries, equity securities representing the power to vote or direct the voting of more than fifty percent (50%) of the voting power of all classes of equity securities entitled to vote in the election of directors of the corporation resulting from such merger or consolidation; or

          (iii) any transfer of all or substantially all of the business and assets of the Company to another corporation; provided, however, that no Change in Control shall be deemed to have occurred if the legal or beneficial holders of capital stock of the Company prior to such transfer of control, retain directly or indirectly through one or more intermediaries, the power to vote or direct the voting of more than fifty percent (50%) of the voting power of all classes of equity securities entitled to vote in the election of directors of such corporation to which all or substantially all of the business and assets of the Company are transferred.

     Constructive Termination. For purposes of this Agreement, constructive termination shall occur if

          (i) the Executive's place of employment or the Company's business office is moved more than 50 miles from its present location,

          (ii) there is a material downward change in the Executive's duties and responsibilities, (iii) there is a downward change in the Executive's Base Salary, or (iv) there is a change in the Executive's title and/or responsibilities that is clearly a demotion.

     E. Special Severance. Following the expiration or termination of this Agreement by breach or passage or time, if the Executive's employment at any time is terminated without cause, then the Company shall pay the Executive as Special Severance compensation an amount equal to 2.99 times the then current annual Base Salary, payable in 24 equal monthly installments, subject to Section
V. F. below. This Special Severance payment shall be reduced by standard withholding and other authorized deductions.

     F. Notwithstanding any other provision of this Agreement, the Executive shall be entitled to, and the Company will be obligated to pay the Executive, severance in an amount equal to the lesser of

          (i) the amount prescribed by this Agreement, or

          (ii) the maximum permitted under then current U. S. Federal Income Tax Regulations as currently described in Section 280(g) of the Internal Revenue Code without triggering a "parachute" excise tax for the Executive, if applicable. The Executive and the Company shall determine in good faith the maximum payment permitted under Federal Income Tax Regulations.

     VI. ARBITRATION.

     Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration, to be held in Medford, Oregon in accordance with the rules and procedures of the American Arbitration Association. In the event either party institutes arbitration under this Agreement, the costs and expenses of such arbitration (including counsel fees) shall be borne by each of the parties, or as the arbitrator(s) may determine at the request of either party.

     VII. CONFIDENTIAL INFORMATION.

     The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during his employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, he shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

     VIII. SUCCESSORS.

     A. This Agreement is personal to the Executive and shall not, without the prior written consent of the Company, be assignable by the Executive.

     B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise. Prior to assignment or succession of obligations to the Executive under this Agreement, all remaining monetary obligations (including, but not limited to, severance, benefits and applicable employer taxes) of the Company will be placed in escrow by the Company for the sole purpose of paying such obligations.

     IX. WAIVER.

     No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

     X. MODIFICATION.

     This Agreement may not be amended or modified other than by a written agreement executed by the Executive and the Company.

     XI. SAVINGS CLAUSE.

     If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

     XII. COMPLETE AGREEMENT.

     This  instrument   constitutes  and  contains  the  entire   agreement  and
understanding concerning the Executive's employment and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document.

     XIII. GOVERNING LAW.

     This Agreement shall be deemed to have been executed and delivered within the State of Oregon, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Oregon without regard to principles of conflict of laws.

     XIV. CONSTRUCTION.

     Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

     XV. COMMUNICATIONS.

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed by registered or certified mail, postage prepaid, addressed to the Executive at the Executive's residence address on file with the Company, or addressed to the Company at 2067 Commerce Drive, Medford, OR 97504. Any party may change the address at which notice shall be given by written notice given in the above manner.

     XVI. EXECUTION.

     This Agreement is being executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

     XVII. LEGAL COUNSEL.

     The Executive and the Company recognize that this is a legally binding contract and acknowledge and agree that they have had the opportunity to consult with legal counsel of their choice.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


ADVANCED MACHINE VISION CORPORATION              WILLIAM J. YOUNG


By:  /s/ Alan R. Steel                           /s/ William J. Young
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Its Chief Financial Officer
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